UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

March 11, 2016

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Supplemental Indentures

On March 11, 2016, ON Semiconductor Corporation (the “Company”) and the Additional Guarantors (as defined herein) entered into a Supplemental Indenture (the “1.00% Notes Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (the “1.00% Notes Trustee”), to that certain Indenture (the “1.00% Notes Indenture”), dated as of June 8, 2015, among the Company, the guarantors party thereto and the 1.00% Notes Trustee, pursuant to which the Company has issued 1.00% Convertible Senior Notes due 2020 (the “1.00% Notes”). Pursuant to the 1.00% Notes Supplemental Indenture, Sensor Holding Corporation, Sensor Intermediate Holdings Corp., Truesense Imaging, Inc., Image Sensor Technologies RE Corp. and AMI Acquisition LLC (the “Additional Guarantors”), all of which are domestic subsidiaries of the Company, guaranteed the Company’s obligations under the 1.00% Notes Indenture and the 1.00% Notes.

On March 11, 2016, the Company and the Additional Guarantors entered into a Supplemental Indenture (the “2.625% Notes Supplemental Indenture”) with Deutsche Bank Trust Companies Americas, as trustee (the “2.625% Notes Trustee”), to that certain Indenture (the “2.625% Notes Indenture”), dated as of December 15, 2011, among the Company, the guarantors party thereto and the 2.625% Trustee, pursuant to which the Company has issued 2.625% Convertible Senior Subordinated Notes due 2026, Series B (the “2.625% Notes”). Pursuant to the 2.625%% Notes Supplemental Indenture, the Additional Guarantors guaranteed the Company’s obligations under the 2.625% Notes Indenture and the 2.625% Notes.

Joinder to Amended and Restated Credit Agreement

On March 15, 2016, the Additional Guarantors entered into a Joinder (the “Joinder”) to that certain Amended and Restated Guaranty, dated as of October 10, 2013, among the Initial Guarantors (as defined therein) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Pursuant to the Joinder, the Additional Guarantors guaranteed the obligations of Semiconductor Components Industries, LLC, a wholly-owned subsidiary of the Company (“SCILLC”), under that certain Amended and Restated Credit Agreement, dated as of October 10, 2013, among SCILLC, the Company, the lenders from time to time party thereto, the Administrative Agent, Bank of America, N.A., The Royal Bank of Scotland plc, and Sumitomo Mitsui Banking Corporation, as co-syndication agents, and Morgan Stanley MUFG Loan Partners, LLC, Barclays Bank plc and Fifth Third Bank, as co-documentation agents.

The foregoing descriptions of the 1.00% Notes Supplemental Indenture, the 2.625% Notes Supplemental Indenture and the Joinder do not purport to be complete and are qualified in their entirety by reference to the full and complete terms of the 1.00% Notes Supplemental Indenture, the 2.625% Notes Supplemental Indenture and the Joinder, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated March 11, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Wells Fargo Bank, National Associate, as trustee.

4.2	Supplemental Indenture, dated March 11, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Deutsche Bank Trust Companies Americas, as trustee.

10.1	Joinder to Amended and Restated Guaranty, dated March 15, 2016, among the guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 17, 2016	By:	/s/ George H. Cave
George H. Cave
Executive Vice President, General Counsel, Chief Compliance and Ethics Officer, Chief Risk Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated March 11, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Wells Fargo Bank, National Associate, as trustee.

4.2	Supplemental Indenture, dated March 11, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Deutsche Bank Trust Companies Americas, as trustee.

10.1	Joinder to Amended and Restated Guaranty, dated March 15, 2016, among the guarantors party thereto.